News Release

Ryder Reports First Quarter 2025 Results
Execution on Strategic Initiatives Drives Contractual Earnings Growth

First Quarter 2025 Highlights
•GAAP EPS from continuing operations of $2.29, up 21% from prior year
•Comparable EPS (non-GAAP) from continuing operations of $2.46, up 15% from prior year, reflecting higher contractual earnings in all segments, partially offset by weaker market conditions in rental and used vehicle sales
•Total revenue of $3.1 billion, up 1%
•Operating revenue (non-GAAP) of $2.6 billion, up 2%, reflecting prior year acquisition and contractual revenue growth in Supply Chain Solutions (SCS) and Fleet Management Solutions (FMS), partially offset by lower commercial rental revenue

Full-Year 2025 Forecast
•Adjusted return on equity (ROE) (non-GAAP) of 16.5% - 17.5%
•Comparable EPS (non-GAAP) of $12.85 - $13.60
•Operating revenue (non-GAAP) expected to increase 1%
•Net cash provided by operating activities from continuing operations of $2.5 billion and free cash flow (non-GAAP) of positive $375 - $475 million

MIAMI, April 23, 2025 – Ryder System, Inc. (NYSE: R) reported results for the three months ended March 31 as follows:

	Earnings Before Taxes		Earnings		Diluted Earnings Per Share
(In millions, except EPS)	2025	2024	2025	2024	2025	2024
Continuing operations (GAAP)	$134	114	$98	85	$2.29	1.89
Comparable (non-GAAP)	$142	129	$106	96	$2.46	2.14

Total and operating revenue for the three months ended March 31 were as follows:

	Total Revenue			Operating Revenue (non-GAAP)
(In millions)	2025	2024	Change	2025	2024	Change
Total	$3,131	3,098	1%	$2,557	2,495	2%
Fleet Management Solutions (FMS)	$1,447	1,455	(1)%	$1,260	1,251	1%
Supply Chain Solutions (SCS)	$1,331	1,302	2%	$1,000	972	3%
Dedicated Transportation Solutions (DTS)	$602	563	7%	$460	427	8%

CEO Comment

"I'm proud of the Ryder team for delivering double-digit earnings growth in the first quarter," says Ryder Chairman and CEO Robert Sanchez. "This marks the second consecutive quarter with year-over-year earnings growth driven by the strength of our contractual businesses. We remain on track to achieve expected benefits in 2025 from strategic initiatives that are well underway. These benefits include our lease pricing initiative, savings from our multi-year maintenance initiative, realization of acquisition synergies, and optimization of our omnichannel retail network. Our ability to generate ROE of 17% in the current environment continues to demonstrate consistent execution and the resilience of our transformed business model.

"SCS delivered record first-quarter earnings, reflecting the execution of strategic initiatives and new business. This marks the eighth consecutive quarter of earnings growth in SCS. DTS also delivered higher earnings reflecting acquisition synergies and continued strong performance of our legacy dedicated business. In FMS, contractual earnings growth driven by initiatives partially offset weaker market conditions in rental and used vehicle sales.

"The earnings power of our contractual businesses continues to increase our capital deployment capacity, enabling us to invest in profitable growth and strategic initiatives, while also returning capital to shareholders through buybacks and increased dividends.

"I remain confident that our transformed and cycle-tested business model will continue to outperform prior cycles while delivering higher highs and higher lows."

First Quarter 2025 Segment Review

Fleet Management Solutions: Contractual Earnings Growth Offset by Weaker Market Conditions in Rental and Used Vehicle Sales

(In millions)	1Q25	1Q24	Change
Total Revenue	$1,447	1,455	(1)%
Operating Revenue (1)	$1,260	1,251	1%

Earnings Before Tax (EBT)	$94	100	(6)%
EBT as a % of total revenue	6.5%	6.9%	(40) bps
EBT as a % of operating revenue (1)	7.5%	8.0%	(50) bps
	7.5%	8.0%
(1) Non-GAAP financial measure excluding fuel services revenue.

•FMS total revenue decreased 1% and operating revenue increased 1%
◦Total revenue reflects lower fuel costs passed through to customers
◦Operating revenue reflects higher ChoiceLease revenue, partially offset by lower rental demand
•FMS EBT of $94 million, decreased 6%
◦Higher ChoiceLease performance driven by pricing and maintenance cost initiatives
◦Weaker rental demand and lower used vehicle gains
◦Rental power-fleet utilization was 66%, consistent with prior year, on a 5% smaller average power fleet
◦Used truck and tractor pricing declined 17% and 16%, respectively, from prior year, and declined 8% for trucks and 7% for tractors, sequentially from fourth quarter of 2024

Supply Chain Solutions: Robust Earnings Growth Reflects Continued Strong Operating Performance

(In millions)	1Q25	1Q24	Change
Total Revenue	$1,331	1,302	2%
Operating Revenue (1)	$1,000	972	3%

Earnings Before Tax (EBT)	$87	64	35%
EBT as a % of total revenue	6.5%	4.9%	160 bps
EBT as a % of operating revenue (1)	8.7%	6.6%	210 bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•SCS total revenue and operating revenue increased 2% and 3%, respectively
◦Total revenue primarily reflects increased operating revenue
◦Increase in operating revenue driven by new business and higher customer volumes
•SCS EBT of $87 million, up 35%
◦EBT growth primarily reflects improved operating performance from strategic initiatives and new business

Dedicated Transportation Solutions: Higher Earnings Reflect Acquisition Synergies and Prior Year Integration Costs

(In millions)	1Q25	1Q24	Change
Total Revenue	$602	563	7%
Operating Revenue (1)	$460	427	8%

Earnings Before Tax (EBT)	$27	18	50%
EBT as a % of total revenue	4.5%	3.2%	130 bps
EBT as a % of operating revenue (1)	5.9%	4.2%	170 bps

(1) Non-GAAP financial measure excluding fuel and subcontracted transportation.

•DTS total revenue increased 7% and operating revenue grew 8%
◦Increase due to prior year acquisition completed February 2024
•DTS EBT of $27 million, up 50%
◦Increase due to acquisition synergies as well as prior year integration costs
◦Results continue to benefit from strong performance of legacy business

Corporate Financial Information

Unallocated Central Support Services (CSS)

Unallocated CSS costs increased to $20 million from $14 million in the prior year, primarily due to lower performance on investments.

Capital Expenditures, Cash Flow, and Leverage
First quarter capital expenditures decreased to $536 million in 2025 compared to $716 million in 2024, reflecting reduced investments in ChoiceLease.

First quarter net cash provided by operating activities from continuing operations was $651 million compared to $526 million in 2024, primarily reflecting lower working capital needs. Free cash flow (non-GAAP) of $259 million compared to $13 million in 2024, primarily reflects reduced capital expenditures.

Debt-to-equity as of March 31, 2025 was 259%, compared to 250% at year-end 2024, and is at the bottom end of the company's long-term target of 250% to 300%.

Outlook

"Our revised 2025 forecast assumes a more muted economic environment primarily impacting demand for our transactional rental business," says Ryder Chief Financial Officer Cristina Gallo-Aquino. "We have also increased our free cash flow forecast to reflect lower capital spending. We expect the execution of our initiatives and the strength of our contractual businesses to continue to drive earnings growth this year."

Full Year 2025
Total Revenue Growth	~1%
Operating Revenue Growth (non-GAAP)	~1%
FY25 GAAP EPS	$12.15 - $12.90
FY25 Comparable EPS (non-GAAP)	$12.85 - $13.60

Adjusted ROE (1)	16.5% - 17.5%
Net Cash from Operating Activities from Continuing Operations	~$2.5B
Free Cash Flow (non-GAAP)	$375 - $475M
Capital Expenditures	~$2.6B
Debt-to-Equity	~250%

Second Quarter 2025
2Q25 GAAP EPS	$2.85 - $3.10
2Q25 Comparable EPS (non-GAAP)	$3.00 - $3.25
————————————
(1) The non-GAAP elements of this calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures Reconciliations at the end of this release.

Supplemental Company Information

Business Description

Ryder System, Inc. is a leading supply chain, dedicated transportation, and fleet management solutions company. Ryder's stock (NYSE: R) is a component of the Dow Jones Transportation Average and the S&P MidCap 400® index. The company's financial performance is reported in the following three, inter-related business segments:
•Supply Chain Solutions – Ryder's SCS business segment optimizes logistics networks to make them more responsive and able to be leveraged as a competitive advantage. Globally-recognized brands in the automotive, consumer goods, food and beverage, healthcare, industrial, oil and gas, technology, and retail industries rely on Ryder's leading-edge technologies and world-class logistics engineers to help them deliver the goods that consumers use every day.
•Dedicated Transportation Solutions – Ryder's DTS business segment combines the best of Ryder's leasing and maintenance capabilities with the safest and most professional drivers in the industry. With a dedicated transportation solution, Ryder helps customers increase their competitive position, reduce risk, and integrate their transportation needs with their overall supply chain.
•Fleet Management Solutions – Ryder's FMS business segment provides a broad range of services to help businesses of all sizes, across virtually every industry, deliver for their customers. From leasing, maintenance, and fueling, to rental and used vehicle sales, customers rely on Ryder's expertise to help them lower their costs, redirect capital to other parts of their business, and focus on what they do best – so they can grow.

For more information on Ryder System, Inc., visit investors.ryder.com and ryder.com.

###

Note: Regarding Forward-Looking Statements

Certain statements and information included in this news release are "forward-looking statements" under the Federal Private Securities Litigation Reform Act of 1995, including: our forecast; our outlook; our expectations regarding market conditions, such as rental demand and weakening used vehicle sales and rental; our expectations regarding the freight cycle, including timing and the impact of the freight cycle on our businesses; our expectations regarding total revenue, operating revenue, earnings per share, comparable earnings per share, adjusted ROE, earnings before income tax, net cash from operating activities from continuing operations, debt-to-equity, capital expenditures, operating cash flow and free cash flow, and the causes of change; our ability to execute our balanced growth strategy; the impact of inflationary pressures; our expectations regarding commercial rental demand and utilization and used vehicle sales volume and pricing; our expectations regarding long-term profitable growth and secular growth trends; our expectations regarding used vehicle inventory and fleet size; our ability to outperform prior cycles; our ability to support organic growth, including growing our contractual lease, dedicated, and supply chain businesses at targeted returns; our expectations regarding strategic investments and acquisitions, including the acquisitions of Cardinal Logistics; our expectations with respect to our actions to increase returns and create long-term value; and our expectations regarding our ability to return capital to shareholders, including through share repurchases and dividends. Our forward-looking statements also include our estimates of the impact of residual value estimates on earnings and depreciation expense that is based in part on our current assessment of the residual values and useful lives of revenue-earning equipment based on multi-year trends and our outlook for the expected near- and long-term used vehicle market. A variety of factors, many of which are outside of our control, could cause residual value estimates to differ from actual used vehicle sales pricing, such as changes in supply and demand of used vehicles; volatility in market conditions; changes in vehicle technology; competitor pricing; regulatory requirements, including changes to tariffs; driver shortages; customer requirements and preferences; and changes in underlying assumption factors.

All of our forward-looking statements should be evaluated by considering the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include: changes in overall economic uncertainty; financial and market conditions in the U.S. and worldwide; supply chain and labor challenges and vehicle production constraints, including original equipment manufacturer delays; the effect of geopolitical events; our ability to adapt to changing market conditions, including lower than expected contractual sales, decreases in commercial rental demand or utilization, poor acceptance of rental pricing, declining market demand for or excess supply of used vehicles impacting current or estimated pricing, and our anticipated proportion of retail versus wholesale sales; declining customer demand for our services; higher than expected maintenance costs; lower than expected benefits from our cost-savings initiatives; our ability to effectively and efficiently integrate acquisitions into our business; lower than expected benefits from our sales, marketing, and new product initiatives; setbacks in the economic market or in our ability to retain profitable customer accounts; impact of changing laws and regulations, such as tariffs, trade restrictions or trade agreements, including the impact to our customers and partners; difficulty in obtaining adequate profit margins for our services;

inability to maintain current pricing levels due to, for example, economic conditions, business interruptions, expenditures, labor disputes, and extreme weather or other natural occurrences; competition from other service providers; changes in technology and new entrants; professional driver and technician shortages resulting in higher procurement costs and turnover rates; impact of supply chain disruptions; higher than expected bad debt reserves or write-offs; decrease in credit ratings; increased debt costs; adequacy of accounting estimates; our ability to effectively and efficiently integrate acquisitions into our business; higher than expected reserves and accruals particularly with respect to pension, taxes, insurance, and revenue; impact of changes in our residual value estimates and accounting policies, including our depreciation policy; unanticipated changes in fuel and alternative energy prices; unanticipated currency exchange rate fluctuations; fluctuations in inflation or interest rates; our ability to manage our cost structure; and the risks described in our filings with the Securities and Exchange Commission (SEC). The risks included here are not exhaustive. New risks emerge from time to time, and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Note: Regarding Non-GAAP Financial Measures

This news release includes certain non-GAAP financial measures as defined under SEC rules. Refer to Appendix - Non-GAAP Financial Measure Reconciliations at the end of the tables following this press release for reconciliations of the most comparable GAAP measure to the non-GAAP financial measure and the reasons why management believes the measure is important to investors. Additional information regarding non-GAAP financial measures as required by Regulation G and Item 10(e) of Regulation S-K can be found in our Form 10-K, Form 10-Q, and Form 8-K filed with the SEC as of the date of this release, which are available at investors.ryder.com.

CONFERENCE CALL AND WEBCAST INFORMATION

Ryder’s earnings conference call and webcast is scheduled for April 23, 2025 at 11:00 a.m. ET. To join, click here.

LIVE AUDIO VIA PHONE
Toll Free Number:    888-394-8218
USA Toll Number:    323-994-2093
Audio Passcode:        Ryder
Conference Leader:    Calene Candela

WEBCAST REPLAY
An audio replay including the slide presentation will be available within four hours following the call. Click here, then select Financials/Quarterly Results and the date.

Contacts:

Media:	Investor Relations:
Amy Federman	Calene Candela
afederman@ryder.com	ccandela@ryder.com

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED

	Three months ended March 31,
(In millions, except per share amounts)	2025	2024
Services revenue	$2,080	2,038
Lease & related maintenance and rental revenue	945	936
Fuel services revenue	106	124
Total revenue	3,131	3,098

Cost of services	1,772	1,743
Cost of lease & related maintenance and rental	648	669
Cost of fuel services	104	121
Selling, general and administrative expenses	368	378
Non-operating pension costs, net	9	11
Used vehicle sales, net	(9)	(20)
Interest expense	100	92
Miscellaneous loss (income), net	6	(15)
Restructuring and other items, net	(1)	5
	2,997	2,984

Earnings from continuing operations before income taxes	134	114
Provision for income taxes	36	29
Earnings from continuing operations	98	85
Loss from discontinued operations, net of tax	—	—
Net earnings	$98	85

Earnings per common share — Diluted
Continuing operations	$2.29	1.89
Discontinued operations	(0.01)	—
Net earnings	$2.27	1.89

Weighted average common shares outstanding — Diluted	42.9	45.0

Diluted EPS from continuing operations	$2.29	1.89
Non-operating pension costs, net	0.17	0.17
Acquisition costs	—	0.09
Other, net	—	(0.01)
Comparable EPS from continuing operations (1)	$2.46	2.14
————————————
(1) Non-GAAP financial measure. A reconciliation of GAAP EPS from continuing operations to comparable EPS from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In millions)	March 31, 2025	December 31, 2024
Assets:
Cash and cash equivalents	$151	154
Other current assets	2,177	2,309
Revenue earning equipment, net	9,140	9,206
Operating property and equipment, net	1,186	1,184
Other assets	3,767	3,819
	$16,421	16,672

Liabilities and shareholders' equity:
Current liabilities	$2,083	2,151
Total debt (including current portion)	7,765	7,779
Other non-current liabilities (including deferred income taxes)	3,570	3,625
Shareholders' equity	3,003	3,117
	$16,421	16,672

SELECTED KEY RATIOS AND METRICS

	March 31, 2025	December 31, 2024
Debt to equity	259%	250%

	Three months ended March 31,
(In millions)	2025	2024
Comparable EBITDA (1)	$671	636
Effective interest rate	5.2%	5.0%

	Three months ended March 31,
(In millions)	2025	2024
Net cash provided by operating activities from continuing operations	$651	526
Free cash flow (1)	259	13
Capital expenditures paid	514	686
Gross capital expenditures	536	716

	Twelve months ended March 31,
	2025	2024
Adjusted ROE (2)	17%	17%
————————————
(1) Non-GAAP financial measure. See reconciliation of the non-GAAP elements of this calculation reconciled to the corresponding GAAP measures included in the Appendix - Non-GAAP Financial Measures section at the end of this release.
(2) The non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the Appendix - Non-GAAP Financial Measures section at the end of this release.
Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended March 31,
(In millions)	2025	2024	Change
Total Revenue:
Fleet Management Solutions:
ChoiceLease	$867	842	3%
Commercial rental	219	231	(5)%
SelectCare and other	174	178	(2)%
Fuel services revenue	187	204	(8)%
Fleet Management Solutions	1,447	1,455	(1)%
Supply Chain Solutions	1,331	1,302	2%
Dedicated Transportation Solutions	602	563	7%
Eliminations	(249)	(222)	12%
Total revenue	$3,131	3,098	1%

Operating Revenue: (1)
Fleet Management Solutions	$1,260	1,251	1%
Supply Chain Solutions	1,000	972	3%
Dedicated Transportation Solutions	460	427	8%
Eliminations	(163)	(155)	6%
Operating revenue	$2,557	2,495	2%

Business Segment Earnings:
Earnings from continuing operations before income taxes:
Fleet Management Solutions	$94	100	(6)%
Supply Chain Solutions	87	64	35%
Dedicated Transportation Solutions	27	18	50%
Eliminations	(33)	(28)	10%
	175	154	14%
Unallocated Central Support Services	(20)	(14)	49%
Intangible amortization expense	(13)	(11)	20%
Non-operating pension costs, net	(9)	(11)	(12)%
Other items impacting comparability, net	1	(4)	NM
Earnings from continuing operations before income taxes	134	114	17%
Provision for income taxes	36	29	24%
Earnings from continuing operations	$98	85	15%
————————————
(1) Non-GAAP financial measure. See reconciliation of GAAP total revenue to operating revenue in the Appendix - Non-GAAP Financial Measures section at the end of this release.

Note: Amounts may not be additive due to rounding.
NM - Denotes Not Meaningful.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT REVENUE AND EARNINGS - UNAUDITED

	Three months ended March 31,
(In millions)	2025	2024	Change
Fleet Management Solutions
FMS total revenue	$1,447	1,455	(1)%
Fuel services revenue	(187)	(204)	(8)%
FMS operating revenue (1)	$1,260	1,251	1%

Segment earnings before income taxes	$94	100	(6)%
FMS earnings before income taxes as % of FMS total revenue	6.5%	6.9%
FMS earnings before income taxes as % of FMS operating revenue (1)	7.5%	8.0%

	Three months ended March 31,
(In millions)	2025	2024	Change
Supply Chain Solutions
SCS total revenue	$1,331	1,302	2%
Subcontracted transportation and fuel	(331)	(330)	—%
SCS operating revenue (1)	$1,000	972	3%

Segment earnings before income taxes	$87	64	35%
SCS earnings before income taxes as % of SCS total revenue	6.5%	4.9%
SCS earnings before income taxes as % of SCS operating revenue (1)	8.7%	6.6%

	Three months ended March 31,
(In millions)	2025	2024	Change
Dedicated Transportation Solutions
DTS total revenue	$602	563	7%
Subcontracted transportation and fuel	(142)	(136)	4%
DTS operating revenue (1)	$460	427	8%

Segment earnings before income taxes	$27	18	50%
DTS earnings before income taxes as % of DTS total revenue	4.5%	3.2%
DTS earnings before income taxes as % of DTS operating revenue (1)	5.9%	4.2%
————————————
(1) Non-GAAP financial measure. A reconciliation of (1) GAAP total revenue to operating revenue for each business segment (FMS, SCS and DTS) and (2) segment earnings before taxes (EBT) as % of segment total revenue to segment EBT as % of segment operating revenue for each business segment is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION - UNAUDITED
KEY PERFORMANCE INDICATORS

Our North America fleet of owned and leased revenue earning equipment and SelectCare vehicles, including vehicles under on-demand maintenance and used vehicles sold, is summarized as follows (number of units rounded to the nearest hundred):

	Three months ended March 31,		2025/2024
	2025	2024	Three Months
ChoiceLease
Average fleet count	144,800	143,200	1%
End of period fleet count	144,300	147,100	(2)%
Average active fleet count (1)	135,100	134,400	1%
End of period active fleet count (1)	135,000	138,500	(3)%

Commercial rental
Average fleet count	34,900	35,700	(2)%
End of period fleet count	34,400	35,400	(3)%
Rental utilization - power units (2)	66%	66%	—bps
Rental rate change - % (3)	2%	(1)%

Customer vehicles under SelectCare contracts
Average fleet count	42,500	51,300	(17)%
End of period fleet count	42,900	51,100	(16)%

Customer vehicles under SCS contracts
End of period fleet count (4)	13,100	14,400	(9)%
End of period power vehicles (4)	3,900	4,200	(7)%

Customer vehicles under DTS contracts
End of period fleet count (4)	18,800	20,400	(8)%
End of period power vehicles (4)	7,400	7,700	(4)%

Used vehicle sales (UVS)
End of period fleet count	9,500	8,900	7%
Used vehicles sold	5,100	6,500	(22)%
UVS pricing change (5)
Tractors	(16)%	(34)%
Trucks	(17)%	(30)%
————————————
(1) Active fleet count is calculated as those units currently earning revenue and not classified as not yet earning or no longer earning units.
(2) Rental utilization is calculated using the number of days units are rented divided by the number of days units available to rent based on the days in a calendar year (excluding trailers).
(3) Represents percentage change compared to prior year period in average rental rate per day on power units using constant currency.
(4) These vehicle counts are also included within the fleet counts for ChoiceLease, Commercial rental and SelectCare.
(5) Represents percentage change compared to prior year period in average sales proceeds on used vehicle sales using constant currency.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

This press release and accompanying tables include “non-GAAP financial measures” as defined by SEC rules. As required by SEC rules, we provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

Specifically, the following non-GAAP financial measures are included in this press release:

Non-GAAP Financial Measure	Comparable GAAP Measure	Reconciliation in Section Entitled
Operating Revenue Measures:
Operating Revenue	Total Revenue	Appendix - Non-GAAP Financial Measure Reconciliations
FMS Operating Revenue	FMS Total Revenue	Business Segment Information - Unaudited
SCS Operating Revenue	SCS Total Revenue
DTS Operating Revenue	DTS Total Revenue
Operating Revenue Growth	Total Revenue Growth	Appendix - Non-GAAP Financial Measure Reconciliations
FMS EBT as a % of FMS Operating Revenue	FMS EBT as a % of FMS Total Revenue	Business Segment Information - Unaudited
SCS EBT as a % of SCS Operating Revenue	SCS EBT as a % of SCS Total Revenue
DTS EBT as a % of DTS Operating Revenue	DTS EBT as a % of DTS Total Revenue
Comparable Earnings Measures:
Comparable Earnings Before Income Tax and Comparable Tax Rate	Earnings Before Income Tax and Effective Tax Rate from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings	Earnings from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable EPS	EPS from Continuing Operations	Condensed Consolidated Statements of Earnings - Unaudited Appendix - Non-GAAP Financial Measure Reconciliations
Adjusted Return on Equity (ROE)	Not Applicable. However, the non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average equity is provided in the following reconciliations.	Appendix - Non-GAAP Financial Measure Reconciliations
Comparable Earnings Before Interest, Taxes, Depreciation and Amortization	Net Earnings	Appendix - Non-GAAP Financial Measure Reconciliations
Cash Flow Measures:
Total Cash Generated and Free Cash Flow	Cash Provided by Operating Activities from Continuing Operations	Appendix - Non-GAAP Financial Measure Reconciliations

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

Set forth in the table below is an overview of each non-GAAP financial measure and why management believes that presentation of each non-GAAP financial measure provides useful information to investors. See reconciliations for each of these measures following this table.

Operating Revenue Measures:
Operating Revenue

FMS Operating Revenue

SCS Operating Revenue

DTS Operating Revenue

Operating Revenue Growth

FMS EBT as a % of FMS Operating Revenue

SCS EBT as a % of SCS Operating Revenue

DTS EBT as a % of DTS Operating Revenue

Operating revenue is defined as total revenue for Ryder or each business segment (FMS, SCS and DTS) excluding any (1) fuel and (2) subcontracted transportation. We use operating revenue to evaluate the operating performance of our core businesses and as a measure of sales activity at the consolidated level for Ryder System, Inc., as well as for each of our business segments. We also use segment EBT as a percentage of segment operating revenue for each business segment for the same reason. Note: FMS EBT, SCS EBT and DTS EBT, our primary measures of segment performance, are not non-GAAP measures.

Fuel: We exclude FMS, SCS and DTS fuel from the calculation of our operating revenue measures, as fuel is an ancillary service that we provide our customers. Fuel revenue is impacted by fluctuations in market fuel prices and the costs are largely a pass-through to our customers, resulting in minimal changes in our profitability during periods of steady market fuel prices. However, profitability may be positively or negatively impacted by rapid changes in market fuel prices during a short period of time, as customer pricing for fuel services is established based on current market fuel costs.

Subcontracted transportation: We exclude subcontracted transportation from the calculation of our operating revenue measures, as these costs are also typically a pass-through to our customers and, therefore, fluctuations result in minimal changes to our profitability. While our SCS and DTS business segments subcontract certain transportation services to third party providers, our FMS business segment does not engage in subcontracted transportation and, therefore, this item is not applicable to FMS.

Comparable Earnings Measures:
Comparable Earnings before Income Taxes (EBT) Comparable Earnings Comparable Earnings per Diluted Common Share (EPS) Comparable Tax Rate Adjusted Return on Equity (ROE)
Comparable EBT, Comparable Earnings and Comparable EPS are defined, respectively, as GAAP EBT, earnings and EPS, all from continuing operations, excluding (1) non-operating pension costs, net and (2) other items impacting comparability (as further described below). We believe these non-GAAP measures provide useful information to investors and allow for better year-over-year comparison of operating performance.

Non-operating pension costs, net: Our comparable earnings measures exclude non-operating pension costs, net, which include the amortization of net actuarial loss and prior service cost, interest cost and expected return on plan assets components of pension and postretirement benefit costs, as well as any significant charges for settlements or curtailments if recognized. We exclude non-operating pension costs, net because we consider these to be impacted by financial market performance and outside the operational performance of our business.

Other Items Impacting Comparability: Our comparable and adjusted earnings measures also exclude other significant items that are not representative of our business operations and vary from period to period.

Comparable Tax Rate is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Adjusted ROE is defined as adjusted net earnings divided by adjusted average shareholders' equity and represents the rate of return on shareholders' investment. Other items impacting comparability described above are excluded, as applicable, from the calculation of adjusted net earnings and adjusted average shareholders' equity. We also exclude any significant charges for pension settlements or curtailments from the calculation of adjusted net earnings. We use adjusted ROE as an internal measure of how effectively we use the owned capital invested in our operations.

Comparable Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
Comparable EBITDA is defined as net earnings, first adjusted to exclude discontinued operations and the following items, all from continuing operations: (1) non-operating pension costs, net and (2) any other items that are not representative of our business operations (these items are the same items that are excluded from comparable earnings measures for the relevant periods as described immediately above) and then adjusted further for (1) interest expense, (2) income taxes, (3) depreciation, (4) used vehicle sales results and (5) intangible amortization.

We believe comparable EBITDA provides investors with useful information, as it is a standard measure commonly reported and widely used by investors and other interested parties to measure financial performance and our ability to service debt and meet our payment obligations. We believe that the inclusion of comparable EBITDA also provides consistency in financial reporting and aids investors in performing meaningful comparisons of past, present and future operating results. Our presentation of comparable EBITDA may not be comparable to similarly-titled measures used by other companies.

Comparable EBITDA should not be considered a substitute for, or superior to, the measures of financial performance determined in accordance with GAAP.

Cash Flow Measures:
Total Cash Generated Free Cash Flow
We consider total cash generated and free cash flow to be important measures of comparative operating performance, as our principal sources of operating liquidity are cash from operations and proceeds from the sale of revenue earning equipment.

Total Cash Generated is defined as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment, (3) net cash provided by the sale of operating property and equipment and (4) other cash inflows from investing activities. We believe total cash generated is an important measure of total cash flows generated from our ongoing business activities.

Free Cash Flow is defined as the net amount of cash generated from operating activities and investing activities (excluding acquisitions) from continuing operations. We calculate free cash flow as the sum of (1) net cash provided by operating activities, (2) net cash provided by the sale of revenue earning equipment and operating property and equipment, and (3) other cash inflows from investing activities, less (4) purchases of property and revenue earning equipment. We believe free cash flow provides investors with an important perspective on the cash available for debt service and for shareholders, after making capital investments required to support ongoing business operations. Our calculation of free cash flow may be different from the calculation used by other companies and, therefore, comparability may be limited.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE RECONCILIATION
	Three months ended March 31,
(In millions)	2025	2024
Total revenue	$3,131	3,098
Subcontracted transportation and fuel	(574)	(603)
Operating revenue (1)	$2,557	2,495

TOTAL CASH GENERATED / FREE CASH FLOW RECONCILIATION
	Three months ended March 31,
(In millions)	2025	2024
Net cash provided by operating activities from continuing operations	$651	526
Proceeds from sales (primarily revenue earning equipment) (2)	122	173
Total cash generated (1)	773	699
Purchases of property and revenue earning equipment (2)	(514)	(686)
Free cash flow (1)	$259	13

COMPARABLE EARNINGS RECONCILIATION
	Three months ended March 31,
(In millions)	2025	2024
Earnings (loss) from continuing operations	$98	85
Non-operating pension costs, net	7	7
Acquisition costs	—	4
Other, net	1	—
Comparable earnings from continuing operations (1) (3)	$106	96

Tax rate on continuing operations	26.8%	25.4%
Tax adjustments and income tax effects of non-GAAP adjustments (1) (3)	(1.2)%	(0.2)%
Comparable tax rate on continuing operations (1) (3)	25.6%	25.2%
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.
(3) The comparable provision for income taxes is computed using the same methodology as the GAAP provision for income taxes. Income tax effects of non-GAAP adjustments are calculated based on the marginal tax rates to which the non-GAAP adjustments are related.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

ADJUSTED RETURN ON EQUITY RECONCILIATION
	Twelve months ended March 31,
(Dollars in millions)	2025	2024
Net earnings	$502	351
Other items impacting comparability	8	193
Tax impact (1)	(1)	(11)
Adjusted net earnings	$509	533

Average shareholders' equity	$3,064	3,067
Average adjustments to shareholders' equity (2)	5	(11)
Adjusted average shareholders' equity	$3,069	3,056

Adjusted return on equity (3)	17%	17%
————————————
(1) Represents income taxes on other items impacting comparability.
(2) Represents the impact of other items impacting comparability, net of tax, to equity for the respective periods.
(3) Adjusted return on equity is calculated by dividing Adjusted net earnings into Adjusted average shareholders' equity.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

COMPARABLE EARNINGS BEFORE INCOME TAXES / COMPARABLE EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION RECONCILIATION

	Three months ended March 31,
(In millions)	2025	2024
Net earnings	$98	85
Provision for income taxes	36	29
EBT	134	114
Non-operating pension costs, net	9	11
Acquisition costs	—	5
Other, net	(1)	(1)
Comparable EBT (1)	142	129
Interest expense	100	92
Depreciation	425	424
Used vehicle sales, net	(9)	(20)
Intangible amortization	13	11
Comparable EBITDA	$671	636
————————————
(1) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of earnings before income taxes from continuing operations to comparable earnings before income taxes from continuing operations is set forth in this table.

Note: Amounts may not be additive due to rounding.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

OPERATING REVENUE GROWTH FORECAST RECONCILIATION

	Twelve months ended December 31,
(In millions)	2025	2024	Change
Total revenue	$12,700	12,636	1%
Subcontracted transportation and fuel	(2,300)	(2,370)	(3)%
Operating revenue (1)	$10,400	10,266	1%

COMPARABLE EARNINGS PER SHARE FORECAST RECONCILIATION

(In millions, except per share amounts)	Second Quarter 2025	Full Year 2025
EPS from continuing operations	$2.85 - $3.10	$12.15 - $12.90
Non-operating pension costs	0.15	0.70
Comparable EPS from continuing operations forecast (1)	$3.00 - $3.25	$12.85 - $13.60

TOTAL CASH GENERATED / FREE CASH FLOW FORECAST RECONCILIATION

(In millions)	2025 Forecast
Net cash provided by operating activities from continuing operations	$2,500
Proceeds from sales (primarily revenue earning equipment) (2)	500
Total cash generated (1)	3,000

Purchases of property and revenue earning equipment (2)	(2,525)
Free cash flow (1)	$475
————————————
(1) Non-GAAP financial measure.
(2) Included in cash flows from investing activities.

RYDER SYSTEM, INC. AND SUBSIDIARIES
APPENDIX - NON-GAAP FINANCIAL MEASURE RECONCILIATIONS - UNAUDITED

ADJUSTED RETURN ON EQUITY FORECAST RECONCILIATION

(In millions)	2025 Forecast
Net earnings	$525
Tax impact (1)	—
Adjusted net earnings for ROE (numerator) (2) [A]	$525

Average shareholders' equity [B]	$3,090

Adjusted return on equity (2) [A]/[B]	17%
————————————
(1) Represents income taxes on other items impacting comparability.
(2) Non-GAAP financial measure. Non-GAAP elements of the calculation have been reconciled to the corresponding GAAP measures. A numerical reconciliation of net earnings to adjusted net earnings and average shareholders' equity to adjusted average total equity set forth in this table.

Note: Amounts may not be additive due to rounding.

ryder-financial